Exhibit 99.1

Trend Discovery Holdings, LLC

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Trend Discovery Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Trend Discovery Holdings, LLC (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, member’s equity, and cash flows for the period in the two years ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 , in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2017.

New York, NY

March 3, 2020

Trend Discovery Holdings, LLC

Consolidated Balance Sheets

December 31, 2018 and 2017

	December 31,
	2018	2017
Assets
Current assets:
Cash	$30,442	$11,055
Other receivable	21,614	20,284
Other current assets	659	284
Total current assets	52,715	31,623

Total assets	$52,715	$31,623

Liabilities and Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$2,215	$-
Related party payable	7,141	980
Total current liabilities	9,356	980

Total liabilities	9,356	980

Commitments and contingencies

Member’s equity:
Total member’s equity	43,359	30,643
Total liabilities and member’s equity	$52,715	$31,623

The accompanying notes are an integral part of the consolidated financial statements.

Trend Discovery Holdings, LLC

Consolidated Statements of Income

For the Years Ended December 31, 2018 and 2017

	Years Ended December 31,
	2018	2017

Fees earned	$404,614	$65,900
Operating expenses:
General and administrative	21,898	40,203
Total operating expenses	21,898	40,203

Net income	$382,716	$25,697

The accompanying notes are an integral part of the consolidated financial statements.

Trend Discovery Holdings, LLC

Consolidated Statements of Changes in Member’s Equity

For the Years Ended December 31, 2018 and 2017

Total Member’s Equity
Balance at December 31, 2016	$105,082
Contributions by Members	-
Distributions to Members agreements	(100,136)
Net income	25,697
Balance at December 31, 2017	30,643

Contributions by Members	-
Distributions to Members agreements	(370,000)
Net income	382,716
Balance at December 31, 2018	$43,359

The accompanying notes are an integral part of the consolidated financial statements.

Trend Discovery Holdings, LLC

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	Years Ended December 31,
	2018	2017

Cash flows from operating activities
Net income	$382,716	$25,697
Adjustments to reconcile net income to net cash provided by operating activities:

Changes in operating assets and liabilities:
Other receivable	(1,330)	19,246
Other current assets	(375)	(284)
Related party payable	6,161	(3,454)
Accounts payable and other current liabilities	2,215	-
Net cash provided by operating activities	389,387	41,205

Cash flows from financing activities
Distributions to Members	(370,000)	(100,136)
Net cash used in financing activities	(370,000)	(100,136)

Net increase (decrease) in cash and cash equivalents	19,387	(58,931)
Cash – beginning of year	11,055	69,986
Cash – end of year	$30,442	$11,055

Supplemental schedule of cash flow information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

Trend Discovery Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Trend Discovery Holdings, LLC (“Trend Holdings” or the “Company”) is a financial services holding company with two primary subsidiaries: Trend Discovery Capital Management; and, Barrier Crest.

Trend Holding’s primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I. Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.  In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform.  Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

In late 2016, Trend Holdings created a new subsidiary named Trend Discovery Connection LLC.  The mission of Trend Discovery Connection LLC was to provide a full range of management consulting services to early-stage companies.  In 2019, Trend Discovery Connection LLC was renamed Barrier Crest.  Barrier Crest provides fund administration and fund formation services to institutional investors.  Barrier Crest provides fund administration services to Trend Discovery LP and Trend Discovery SPV I.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. This process may result in actual results differing materially from those estimated amounts used in the preparation of the consolidated financial statements if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. The Company evaluates its estimates and assumptions on an ongoing basis. Actual results could differ from those estimates under different assumptions or conditions.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Trend Discovery Holdings, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2018 and 2017

Accrued Expenses

To prepare its consolidated financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.
Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue when: (i) evidence of an arrangement exists; (ii) fees are fixed or determinable, (iii) services have been delivered, and (iv) collectability is reasonably assured. The Company’s revenue is generated from management fees and success fees related to closing of transactions.

Income Taxes

The Company is a limited liability company with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In February 2016, the FASB issued ASU 2016-02, Leases, which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. This ASU is not applicable to the Company as of December 31, 2018 as its only lease is on a month-to-month basis with an expected termination date of less than one year.

Trend Discovery Holdings, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2018 and 2017

2. RELATED PARTY TRANSACTIONS

As of December 31, 2018 and 2017, the Company had outstanding $7,141 and $980 to members. These amounts represent reimbursements for Company expenditures.

3. COMMITMENTS AND CONTINGENCIES

Management Agreement

The Company entered into a management agreement with Trend Discovery LP. Under the terms of the management agreement, the Company will charge Trend Discovery LP a management fee of ¼ of 3% of assets under management per quarter to perform management services for Trend Discovery LP.

For the years ended December 31, 2018 and 2017, the Company charged $69,614 and $65,900 in management fees, respectively. As of December 31, 2018 and 2017, the Company has $21,614 and $19,947 in management fees receivable from Trend Discovery LP.

4. MEMBER’S EQUITY

The Company during the years ended December 31, 2018 and 2017 received no contributions into the partnership and distributed $370,000 and $100,136, respectively. Included in the 2017 distributions was the full withdrawal of cash to one of the former members of the partnership.

5. SUBSEQUENT EVENTS

On May 31, 2019, the Company through a newly formed company, Trend Discovery Holdings, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark Holdings, Inc. to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on May 31, 2019 and as agreed in the Merger Agreement, Ecoark Holdings, Inc. is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist. Pursuant to the terms of the Merger, Trend Discovery Holdings, Inc. exchanged their shares into 5,500,000 shares of Ecoark Holdings, Inc. valued at $3,236,000.